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                                                                EXHIBIT 10.4 (L)


               Form of truncated stock option grant for directors



                     THIS DOCUMENT CONSTITUTES IS PART OF A
                  PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1933

                               STOCK OPTION GRANT


                  THIS GRANT is made as of the ___ day of _________, 20__, by ARRIS GROUP, INC., a Delaware corporation (the "Corporation) to ______________ ("Optionee").


         1.       INCORPORATION OF TERMS

                  This Grant shall be governed by the attached Arris Group, Inc.

Stock Option Terms (the "Terms"), all of the provisions of which are hereby incorporated herein.


         2.       GRANT OF OPTIONS

                  On the terms and conditions stated herein and in the Terms, the Corporation hereby grants to Optionee the option to purchase ______ Shares as defined in the Terms for an exercise price of $________ per Share.


         3.       RIGHT TO EXERCISE

                  Subject to the conditions and the exceptions set forth herein and in the Terms, this Option is exercisable for one-fourth [1/4] of the Shares as of the date of this grant and shall become exercisable for one-fourth (1/4) of the Shares on [one year from grant], another one-fourth (1/4) on [two years from grant], and the remaining Shares on [three years from grant]. In addition, this Option shall be fully exercisable upon the closing price of the Shares on the principal market in which they trade being at or above $_______ per Share for 20 consecutive trading days or upon the termination of Optionee's service as a member of the Board of Directors of the Corporation because of (i) death, (ii) disability, (iii) retirement after serving at least a total of five continuous years (or such lesser period as may be agreed upon by the Board of Directors) as a member of the Board of Directors of the Corporation and any corporation acquired by the Corporation, or (iv) not being nominated for re-election as a director


         4.       TERM OF OPTION

                  This Option shall in any event expire in its entirety on [ten years from grant], or, if earlier, six months and one day from the day the closing price of the Shares on the principal market in which they trade has been at or above $_______ per Share for 20 consecutive trading days. This Option shall further expire as set forth in the Terms.


                  IN WITNESS WHEREOF, the Corporation has caused this Grant to be executed on its behalf by its officer duly authorized to act behalf of the Corporation.


                                  ARRIS GROUP, INC.,
                                  a Delaware corporation

                                  By:
                                     -------------------------
                                       Lawrence A. Margolis

                                 Its:  Executive Vice President